UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2008

CORPORATE PROPERTY ASSOCIATES 17 —GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-52891	20-8429087
(Commission File Number)	(IRS Employer Identification No.

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SABRE INDUSTRIES, INC. PROPERTY ACQUISITION

On August 1, 2008, Corporate Property Associates 17 —Global Incorporated (the “Company”) completed the acquisition of two industrial properties located in Alvarado, Texas and Bossier City, Louisiana totaling approximately 599,000 square feet from, and entered into a net lease agreement with, Sabre Industries, Inc. (“Sabre”), a portfolio company of Corinthian Capital, a private equity firm based in New York.

The total cost of acquiring the existing facilities was approximately $28 million. The facilities are leased to Sabre under a net lease. The lease has an initial term of 20 years and provides for two ten-year renewal options. Additionally, the lease provides for annual rent increases based on the Consumer Price Index.

In connection with the acquisition of the Sabre properties, the Company obtained non-recourse mortgage financing of approximately $16 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 - Global Incorporated

Date: August 6, 2008	By: /s/ Mark J. DeCesaris Mark J. DeCesaris Managing Director and acting Chief Financial Officer